U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2013

Venture Lending & Leasing VII, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	814-00969	45-5589518
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 La Mesa Drive, Suite 102, Portola Valley, CA 94028
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (650) 234-4300

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

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Item 1.01. Entry into a Material Definitive Agreement.

See discussion under Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 18, 2013, Venture Lending & Leasing VII, Inc. (the “Fund”) entered into a syndicated loan agreement led by Wells Fargo, N.A. and Union Bank, N.A. that established a secured revolving loan facility in an initial amount of up to $125,000,000 and the option to request that lenders providing such facility increase the borrowing availability thereunder to no more than $300,000,000 in the aggregate, as commitments may be obtained. Borrowings by the Fund will be collateralized by the personal property and other assets of the Fund. Loans under the facility may be, at the option of the Fund, either Reference Rate or LIBOR loans. The Fund will pay interest on its borrowings and will also pay a fee on the unused portion of the facility. The facility terminates on July 18, 2016, but can be accelerated under an event of default such as failure by the Fund to make timely interest or principal payments.

Borrowings under this facility are collateralized by receivables under loans advanced by the Fund with assignment to the financial institution, plus other assets of the Fund. Such borrowings will bear interest at a rate per annum either to LIBOR plus 2.25% or reference rate plus 1.25%. The Fund pays an unused line fee of 0.25% of the total unused commitment amount on a quarterly basis. Approximately $1.3 million of fees and expenses were incurred in connection with the facility, which will be amortized on a straight line basis over the expected life of the facility.

The facility is revolving and as such does not have a specified repayment schedule, though advances are secured by the assets of the Fund and thus repayments will be required as assets decline. The facility contains various covenants, including financial covenants related to: (i) Minimum Debt Service Coverage Ratio, (ii) Interest Coverage Ratio, (iii) Unfunded Commitment Ratio, (iv) Maximum Quarterly Loan Loss Reserve Ratio, and (v) Maximum Annual Loss Reserve Ratio. There are also various restrictive covenants, including limitations on (i) the incurrence of liens, (ii) consolidations, mergers and asset sales, and (iii) capital expenditures.

The foregoing description of the revolving loan facility does not purport to be complete and is qualified in its entirety by reference to the full text of the loan and security agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number     Description
------------------    ---------------
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

VENTURE LENDING & LEASING VII, INC.
(Registrant)

By:	/S/ Martin D. Eng
Martin D. Eng
Chief Financial Officer
Date:	July 23, 2013